Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Pricing Supplement No. 0345 dated December 17, 2004 (To Prospectus dated April 14, 2004 and Prospectus Supplement dated April 15, 2004)	Rule 424(b)(2) File Number 333-112708

Senior Medium-Term Notes, Series K

Principal Amount: Issue Price: Commission or Discount: Proceeds to Corporation:	Banc of America Securities LLC 100.00% 0.08% 99.92%	$ 56,000,000.00 $ 56,000,000.00 44,800.00 $ 55,955,200.00

Agent:	Banc of America Securities LLC
Original Issue Date:	December 22, 2004
Stated Maturity Date:	October 30, 2004
Cusip #:	06050 MEJ2
Form:	Book entry only
Minimum Denominations:	The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000.
Interest Rate:	Fixed
Daycount Convention:	30/360
Initial Interest Rate:	3.776%
Interest Payment Dates:	April 30 and October 30 of each year, beginning April 30, 2005.

May the Notes be redeemed by the Corporation prior to maturity?	No
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No